Exhibit 99.1

International Rectifier Announces Second Fiscal Quarter Results

EL SEGUNDO, Calif.—(BUSINESS WIRE)—February 5, 2008— International Rectifier Corporation (NYSE:IRF) today announced financial results for the fiscal second quarter 2009, ended December 31, 2008.  Revenue for the fiscal second quarter 2009 was $189.7 million. Excluding Intellectual Property and Transition Services segment revenue, fiscal second quarter 2009 revenue from ongoing customer segments was $175.8 million, down 17% compared with $212.1 million in the prior quarter and down 26%, compared with $237.4 million reported in the fiscal second quarter 2008.

International Rectifier reported a fiscal second quarter 2009 net loss of $186.1 million, or $2.56 per share, compared with a net loss of $4.5 million or $0.06 per share in the prior quarter, and net income of $313 thousand or $0.00 per share in the fiscal second quarter of 2008.

The results for the fiscal second quarter 2009 include a $48.9 million asset impairment charge for the Company’s Newport, Wales fabrication facility, a $10.3 million investment impairment charge primarily related to long-term investments to reflect the decline in fair market value of the Company’s mortgage- and asset-backed securities, and a $102.5 million tax provision charge related to reserves that have been recorded against the Company’s tax assets.

Gross margin, including Intellectual Property and Transition Services segments, was 33.9%.  Excluding Intellectual Property and Transition Services segments, fiscal second quarter 2009 ongoing customer segments gross margin was 36.3%, flat compared with the prior quarter.  The ongoing customer segments gross margin was up 170 basis points compared with ongoing customer segments gross margin of 34.6% in the second fiscal quarter 2008.

R&D expenses for the fiscal second quarter 2009 were $24.9 million, or about flat, compared with $24.7 million in the prior quarter.

Selling and Administrative expenses for the fiscal second quarter 2009 were $61.6 million, down from $65.3 million in the prior quarter.  Selling and Administrative expenses for the fiscal second quarter 2009 included approximately $17.6 million in proxy contest costs and external filing and financial report preparation assistance.

Cash, cash equivalents and marketable investments totaled $700.0 million at the end of the fiscal second quarter 2009.  This includes restricted cash of $18.0 million.   Net cash provided by operating activities for the fiscal second quarter 2009 was $9.4 million.

Cost Reduction Activities

As of the second fiscal quarter 2009, in view of deteriorating market demand, the Company initiated a cost reduction effort to reduce headcount.  The Company expects a total reduction of about 850 jobs, or approximately 18 percent of the worldwide workforce for the 2009 fiscal year compared to the fiscal year ended June 30, 2008.

The reductions in headcount are expected to save about $33 million on an annualized basis when completed at the end of the 2009 fiscal year.  The Company expects to incur severance related costs for the 2009 fiscal year of about $10 million associated with these reductions.

Additionally, in conjunction with the previously announced manufacturing cost reduction plan, the Company is consolidating its Newport, Wales fabrication facility, which is expected to conclude at the end of calendar 2009. This facility consolidation is expected to save approximately $8.0 million per year when completed.

Also, the Company is planning to close its El Segundo, California fabrication facility and consolidate its production capacity to the Company’s Temecula, California fabrication facility.  The Company expects to complete this by the end of calendar 2010.   The closure of this facility is expected to save approximately $12.7 million per year when completed.

The Company expects to incur costs of about $20 million over the course of the consolidation and closure of both fabrication facilities.

Third Quarter Outlook

“Due to continued poor visibility, we expect fiscal third quarter 2009 revenue from ongoing customer segments to range between $115 million and $150 million,” stated International Rectifier President and Chief Executive Officer Oleg Khaykin.  “While the current business climate remains challenging, we are proactively taking steps to help manage the effects and I am pleased with the progress the team is making in restructuring the Company.”

Segment Table Information

The customer segment tables included with this release for the Company’s fiscal quarter ended December 31, 2008, September 30, 2008 and December 31, 2007, respectively, reconcile revenue and gross margin for the Company’s ongoing customer segments to the consolidated total amounts of such measures for the Company.

Quarterly Report on Form 10-Q

The Company’s expects to file its 2009 fiscal second quarter report on Form 10-Q with the Securities and Exchange Commission on Friday February 6, 2009. This financial report will be available for viewing and download at http://investor.irf.com.

About International Rectifier

International Rectifier Corporation (NYSE:IRF) is a world leader in power management technology. IR’s analog, digital, and mixed signal ICs, and other advanced power management products, enable high performance computing and save energy in a wide variety of business and consumer applications.  Leading manufacturers of computers, energy efficient appliances, lighting, automobiles, satellites, aircraft, and defense systems rely on IR’s power management solutions to power their next generation products. For more information, go to www.irf.com.

Forward-Looking Statements:

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to expectations concerning matters that (a) are not historical facts, (b) predict or forecast future events or results, or (c) embody assumptions that may prove to have been inaccurate.  These forward-looking statements involve risks, uncertainties and assumptions.  When we use words such as “believe,” “expect,” “anticipate,” “will” or similar expressions, we are making forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give readers any assurance that such expectations will prove correct.  The actual results may differ materially from those anticipated in the forward-looking statements as a result of numerous factors, many of which are beyond our control. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, reduced demand arising from a decline in general market and economic conditions; continued volatility and further deterioration of the capital markets; unexpected costs or delays in implementing our cost savings programs, including the ability to transfer, consolidate and qualify product lines and unexpected costs in connection with the closure of facilities; the ability of the Company to achieve the expected reductions in headcount and expected savings; the impact of regulatory, investigative and legal actions; increased competition in the highly competitive semiconductor business that could adversely affect the prices of our products; our ability to maintain current IP licenses and obtain new IP licenses; the material weaknesses in our internal control over financial reporting that we have identified that could impact our ability to report our results of operations and financial condition accurately and in a timely manner and the extensive work remaining to remedy these material weaknesses in our internal control over financial reporting; and other uncertainties disclosed in the Company’s reports filed with the Securities and Exchange Commission, including its most recent reports on Forms 10-K and 10-Q.   Additionally, to the foregoing factors should be added the financial, market, supply disruption and other ramifications of terrorist actions and natural disasters.

NOTE: A conference call will begin today at 5:15 p.m. Eastern time (2:15 p.m. Pacific time). Participants can join the call by dialing 706-679-3195 or by logging onto the Internet at http://investor.irf.com or http://www.streetevents.com at least 15 minutes ahead of the start time. A replay of the call will be available from 7:15 p.m. Eastern time (4:15 p.m. Pacific time) on Thursday, February 5 through Thursday, February 12. To hear the replay, call 800-642-1687 (for international callers 706-645-9291) and use reservation number 71349197, or use the websites listed above.  Additionally, a transcript of the conference call will be available on the Internet on Friday, February 6 at http://investor.irf.com.

INTERNATIONAL RECTIFIER CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	December 31, 2008	September 30, 2008	December 31, 2007	December 31, 2008	December 31, 2007
Revenues	$189,746	$244,474	$262,736	$434,220	$528,930
Cost of sales	125,403	148,082	170,683	273,485	339,492
Gross profit	64,343	96,392	92,053	160,735	189,438
Selling and administrative expense	61,559	65,309	69,778	126,868	136,585
Research and development expense	24,901	24,717	28,759	49,618	56,655
Amortization of acquisition-related intangible assets	1,098	1,097	377	2,195	757
Asset impairment, restructuring and other charges	48,976	471	7	49,447	42
Operating (loss) income	(72,191)	4,798	(6,868)	(67,393)	(4,601)
Other expense, net	10,626	14,582	1,305	25,208	7,434
Interest expense (income), net	769	(5,060)	(7,829)	(4,291)	(15,722)
(Loss) income before income taxes	(83,586)	(4,724)	(344)	(88,310)	3,687
Provision for (benefit from) income taxes	102,475	(268)	(657)	102,207	(7,039)
Net (loss) income	$(186,061)	$(4,456)	$313	$(190,517)	$10,726
Net (loss) income per common share—basic	$(2.56)	$(0.06)	$0.00	$(2.62)	$0.15
Net (loss) income per common share—diluted	$(2.56)	$(0.06)	$0.00	$(2.62)	$0.15
Average common shares outstanding—basic	72,688	72,843	72,814	72,737	72,813
Average common shares and potentially dilutive securities outstanding—diluted	72,688	72,843	73,151	72,737	73,172

INTERNATIONAL RECTIFIER CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2008 (Unaudited)	September 30, 2008 (Unaudited)	June 30, 2008
Assets
Current assets:
Cash and cash equivalents	$399,390	$302,782	$320,464
Restricted cash	2,925	4,341	4,341
Short-term investments	112,209	102,965	101,739
Trade accounts receivable, net	86,997	110,322	105,384
Inventories	175,508	175,889	175,856
Current deferred tax assets	7,425	13,071	13,072
Prepaid expenses and other receivables	54,861	52,851	43,993
Total current assets	839,315	762,221	764,849
Restricted cash	15,080	15,046	15,012
Long-term investments	170,359	286,696	303,680
Property, plant and equipment, net	394,652	502,241	534,098
Goodwill	98,822	98,822	98,822
Acquisition-related intangible assets, net	14,030	15,128	16,225
Long-term deferred tax assets	467	86,249	89,576
Other assets	40,913	51,231	52,650
Total assets	$1,573,638	$1,817,634	$1,874,912
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$62,525	$66,349	$77,653
Accrued salaries, wages and commissions	21,930	26,989	33,022
Accrued income taxes	37,982	29,992	30,943
Current deferred tax liabilities	2,266	2,266	2,266
Other accrued expenses	91,866	99,402	103,355
Total current liabilities	216,569	224,998	247,239
Long-term deferred tax liabilities	13,874	4,975	4,828
Deferred gain on divestiture	116,341	112,922	112,609
Other long-term liabilities	55,372	56,332	59,285
Total liabilities	402,156	399,227	423,961
Commitments and contingencies
Stockholders’ equity:
Common shares	72,928	72,876	72,826
Capital contributed in excess of par value of shares	975,878	974,313	971,920
Treasury stock, at cost	(7,431)	—	—
Retained earnings	148,429	334,490	338,946
Accumulated other comprehensive (loss) income	(18,322)	36,728	67,259
Total stockholders’ equity	1,171,482	1,418,407	1,450,951
Total liabilities and stockholders’ equity	$1,573,638	$1,817,634	$1,874,912

INTERNATIONAL RECTIFIER CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended			Six Months Ended
	December 31, 2008	September 30, 2008	December 31, 2007	December 31, 2008	December 31, 2007
Cash flow from operating activities:
Net (loss) income	$(186,061)	$(4,456)	$313	$(190,517)	$10,726
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation and amortization	15,819	17,021	17,817	32,840	38,153
Amortization of acquisition-related intangible assets	1,098	1,097	377	2,195	757
Stock compensation expense	1,181	1,190	7,412	2,371	7,850
Provision for (recovery of) bad debt	(34)	225	(5)	191	(430)
Provision for inventory write-downs	3,984	951	(1,988)	4,935	2,578
Debt retirement charge	—	—	—	—	5,659
Deferred revenue	(3,631)	942	(4,453)	(2,689)	(11,325)
Deferred income taxes	92,034	—	(994)	92,034	1,833
Tax benefit from options exercised	8	8	118	16	118
Excess tax benefit from options exercised	—	(3)	(81)	(3)	(81)
Write-down of investments	10,320	15,198	595	25,518	868
Impairment of fixed assets	50,824	—	—	50,824	—
Loss on sale of investments	5,035	927	—	5,962	—
Changes in operating assets and liabilities, net	18,857	(52,990)	32,395	(34,133)	(29,359)
Net cash provided by (used in) operating activities	9,434	(19,890)	51,506	(10,456)	27,347
Cash flow from investing activities:
Additions to property, plant and equipment	(6,266)	(4,799)	(18,170)	(11,065)	(29,689)
Proceeds from sale of property, plant and equipment	162	19	(41)	181	—
Additions to restricted cash	(34)	(34)	(128)	(68)	(284)
Sale or maturities of investments	165,515	60,086	42,252	225,601	187,053
Purchase of investments	(65,040)	(57,444)	(89,531)	(122,484)	(185,313)
Other, net	(1,032)	1,032	1,728	—	709
Net cash provided by (used in) investing activities	93,305	(1,140)	(63,890)	92,165	(27,524)
Cash flow from financing activities:
Repayments of short-term debt	—	—	—	—	(550,000)
Repayments of obligations under capital lease	—	—	(273)	—	(273)
Proceeds from exercise of stock options	382	981	174	1,363	174
Excess tax benefit from options exercised	—	3	81	3	81
Reductions (additions) to restricted cash	1,416	—	—	1,416	(4,341)
Purchase of treasury stock	(7,431)	—	—	(7,431)	—
Net settlement of restricted stock units	(228)	—	—	(228)	—
Other, net	131	(131)	(2,247)	—	(6,946)
Net cash (used in) provided by financing activities	(5,730)	853	(2,265)	(4,877)	(561,305)
Effect of exchange rate changes on cash and cash equivalents	(401)	2,495	6,671	2,094	6,847
Net increase (decrease) in cash and cash equivalents	96,608	(17,682)	(7,978)	78,926	(554,635)
Cash and cash equivalents, beginning of period	302,782	320,464	306,383	320,464	853,040
Cash and cash equivalents, end of period	$399,390	$302,782	$298,405	$399,390	$298,405

For the three months ended December 31, 2008, September 30, 2008 and December 31, 2007, revenue and gross margin by reportable segments are as follows (in thousands, except percentages):

	Three Months Ended December 31, 2008			Three Months Ended September 30, 2008
Business Segment	Revenues	Percentage of Total	Gross Margin	Revenues	Percentage of Total	Gross Margin
Power Management Devices	$64,134	33.8%	19.4%	$73,778	30.2%	21.4%
Energy-Saving Products	39,422	20.8	43.3	46,136	18.9	42.9
HiRel	39,433	20.8	56.7	37,352	15.3	52.7
Automotive Products	13,474	7.1	27.9	17,593	7.2	33.4
Enterprise Power	19,350	10.2	42.4	37,279	15.2	42.6
Ongoing customer segments total	175,813	92.7	36.3	212,138	86.8	36.3
Intellectual Property	2,594	1.3	100.0	19,967	8.2	100.0
Ongoing segments total	178,407	94.0	37.3	232,105	95.0	41.8
Transition Services	11,339	6.0	(18.6)	12,369	5.0	(4.7)
Consolidated total	$189,746	100.0%	33.9%	$244,474	100.0%	39.4%

	Three Months Ended December 31, 2007
Business Segment	Revenues	Percentage of Total	Gross Margin
Power Management Devices	$87,060	33.2%	16.3%
Energy-Saving Products	45,945	17.5	45.6
HiRel	41,599	15.8	56.3
Automotive Products	20,528	7.8	33.6
Enterprise Power	42,252	16.1	39.5
Ongoing customer segments total	237,384	90.4	34.6
Intellectual Property	9,805	3.7	100.0
Ongoing segments total	247,189	94.1	37.2
Transition Services	15,547	5.9	0.7
Consolidated total	$262,736	100.0%	35.0%

For the six months ended December 31, 2008 and December 31, 2007, revenue and gross margin by reportable segments are as follows (in thousands, except percentages):

	Six Months Ended December 31, 2008			Six Months Ended December 31, 2007
Business Segment	Revenues	Percentage of Total	Gross Margin	Revenues	Percentage of Total	Gross Margin
Power Management Devices	$137,912	31.7%	20.5%	$182,163	34.4%	23.7%
Energy-Saving Products	85,558	19.7	43.1	78,964	14.9	40.3
HiRel	76,785	17.7	54.7	78,108	14.8	53.9
Automotive Products	31,067	7.2	31.0	40,457	7.6	34.4
Enterprise Power	56,629	13.0	42.6	98,115	18.6	39.9
Ongoing customer segments total	387,951	89.3	36.3	477,807	90.3	35.6
Intellectual Property	22,561	5.2	100.0	19,098	3.6	100.0
Ongoing segments total	410,512	94.5	39.8	496,905	93.9	38.1
Transition Services	23,708	5.5	(11.4)	32,025	6.1	0.7
Consolidated total	$434,220	100.0%	37.0%	$528,930	100.0%	35.8%